Exhibit 4.1

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

BROWNIE’S MARINE GROUP, INC.

Convertible Demand Note

$66,793.00	September 30, 2022

The Convertible Note (this “Note”) has been issued in accordance with exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Section 1. Principal. FOR VALUE RECEIVED, the Brownie’s Marine Group, Inc. (the “Maker”) promises to pay to Robert Carmichael, (the “Holder”), upon demand the principal sum of sixty-six thousand seven hundred ninety-three Dollars ($66,793.00).

Interest at the rate of eight percent (8%) per annum (computed on the basis of a 365-day year and the actual days elapsed) shall be paid at the end of each three-month period commencing December 31, 2022 in shares of Common Stock of the Maker. The amount of shares to be issued to Holder shall be based on the amount of interest due on said date divided by VWAP for the 90 days prior to the interest pay date. The shares issued by Maker in lieu of cash payments representing interest on this Note shall hereinafter be referred to as “Interest Shares.”

All payments due hereunder shall be made in lawful money of the United States.

Section 2. Paying Agent and Registrar. Initially, the Maker shall act as paying agent and registrar. The Maker may change any paying agent or registrar by giving the Holder not less than five (5) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar.

Section 3. Prepayment. The principal hereunder and any and all interest accrued thereon may be prepaid by the Maker in whole or in part at any time without premium or penalty.

Section 4. Conversion. At the election of the Holder given at any time prior to the demand of payment, the principal amount of this Note may be convertible, in whole or in part, into shares of common stock, par value $0.0001 per share, of the Maker, (the “Common Stock”) at the Conversion Rate of principal so converted (the “Conversion Shares”). The number of shares to be issued to Holder shall be based on the amount of principal due on said date divided by the VWAP for the 90 days prior to the execution date of this Note with a Thirty-Five percent discount applied to the VWAP. Upon delivery to the Maker of a completed Notice of Conversion, in the form attached hereto, Maker shall issue and deliver to the Holder as promptly as practicable after receipt of such Notice of Conversion that number of Conversion Shares for the portion of this Note converted in accordance with the foregoing. The Holder shall not have rights as a shareholder of Maker with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of Maker with respect to the Conversion Shares when issued.

Section 5. Adjustment of Number of Shares Issuable Upon Conversion. In the event that Maker shall, after the date of issuance of this Note: (i) pay a stock dividend or make a distribution in shares of its capital stock (whether shares of its Common Stock or of capital stock of any other class); (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the number of shares issuable upon conversion of this Note shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Maker which the Holder would have owned immediately following such action had this Note been converted immediately prior thereto, and the number of shares issuable upon conversion of this Note shall thereafter be subject to further adjustment pursuant to this Section 5. An adjustment made pursuant to this Section 5 shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately upon the effective date in the case of a subdivision, combination or reclassification. If there occurs any reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity involving the Maker in which the Common Stock is converted into or exchanged for other securities (other than a transaction covered in the first sentence of this Section 5), then the Holder will receive upon conversion of this Note, in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note, at the aggregate Conversion Rate in effect prior thereto, the kind and amount of other securities receivable upon such reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity, by the holders of the number of Conversion Shares for which this Note could have been converted immediately prior to such reorganization, recapitalization, reclassification, merger, or statutory conversion to another form of business entity.

Section 6. Reservation of Shares. Maker shall reserve and keep available out of its authorized common stock that number of shares equal to the number of Conversion Shares and Interest Shares issuable upon conversion of all outstanding amounts under this Note.

Section 7. Events of Default. An Event of Default is defined as follows: (i) failure by the Maker to pay principal under the Note when due, which failure shall continue unremedied for fifteen (15) or more days after notice of such failure has been given to the Maker; or (ii) if the Maker files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Maker, and has not been resolved in a period of thirty (30) days after such commencement.

Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, become immediately due and payable.

Section 8. Representations.

(a) The Holder represents that it is acquiring this Note for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in this Note or any portion thereof. The Holder represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to such Person or to any third party with respect to this Note.

(b) The Maker represents that, upon issuance, all of the Conversion Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. The Maker represents that, upon delivery to the Holder of the certificates representing the Conversion Shares, the Holder will acquire good and valid title to such Conversion Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

Section 9. Notice. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)	If to the Maker:

Brownie’s Marine Group, Inc.

3001 NW 25th Avenue, Suite 1

Pompano Beach, Florida 33069

Attn: Christopher Constable

Copy to:

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Attn: Eric Mendelson, Esq.

(b)	If to the Holder:

Robert Carmichael

3001 NW 25th Avenue

Pompano Beach, FL 33069

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 10. Governing Law. This Note shall be deemed to be made and governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. The Maker and the Holder hereby consent to and irrevocably submit to personal jurisdiction over each of them by the applicable State or Federal Courts of the State of Florida, County of Broward, in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and other documents and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Section 11 above.

Section 11. Severability; Amendment. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect. This Note may be amended only with the written consent of the Holder and the Maker.

Section 12. Successors and Assigns. This Note may not be assigned or transferred by the Holder or the Maker without the prior written consent of the other party. Subject to the preceding sentence, the rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the Holder and the Maker.

Counterparts. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Note as of the date first written above by its duly authorized officer.

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Christopher Constable
Name:	Christopher Constable
Title:	Chief Executive Officer

INDIVIDUAL

By:	/s/ Robert Carmichael
Name:	Robert Carmichael

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and all accrued interest thereon under the convertible note of Brownie’s Marine Group, Inc., a Florida corporation (the “Maker”), into shares of common stock (the “Common Stock”), of the Maker according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations:

Date to Effect Conversion: ___________________________

Conversion Price: _________________________________

Principal Amount of Note to be Converted: ______________

Converted:______________________

Remaining Principal Balance of Note: ___________________

Signature: _______________________________________

Name:___________________________________________

Address for Delivery of Common Stock Certificates:

_______________________________________________

_______________________________________________

Or

DWAC Instructions:

DTC No: ________________________

Account No: _______________________

EIN: ___________________